UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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Histogenics Corporation

(Name of Registrant as Specified In Its Charter)

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Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 24, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Histogenics Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on June 24, 2015, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210 for the following purposes:

•	Proposal 1: To elect Joshua Baltzell and Kevin Rakin to serve as Class I directors until the 2018 annual meeting of stockholders;

•	Proposal 2: To ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm of the Company for the year ending December 31, 2015;

•	Proposal 3: To hold an advisory non-binding vote on executive compensation; and

•	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is April 27, 2015. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in Waltham, Massachusetts during normal business hours for a period of ten days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 24, 2015. The proxy statement and annual report on Form 10-K are available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Joshua Baltzell and Kevin Rakin; “FOR” Proposal 2 and “FOR” Proposal 3.

By Order of the Board of Directors,

Adam Gridley President and Chief Executive Officer Waltham, Massachusetts April 28, 2015

This notice of Annual Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about April 28, 2015.

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

June 24, 2015

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Histogenics Corporation (sometimes referred to as “we”, the “Company” or “Histogenics”), which will be held on June 24, 2015, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210.

We are making this proxy statement and our annual report on Form 10-K available to stockholders at www.proxyvote.com. On or about April 28, 2015, we will begin mailing to certain of our stockholders a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report on Form 10-K at that website. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Histogenics common stock as of April 27, 2015, the record date for the Annual Meeting, and our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders who specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report on Form 10-K over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the internet. If you received a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Adam Gridley and Stephen DiPalma as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 27, 2015, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 13,220,012 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 24, 2015 and will be accessible for ten days prior to the meeting at our principal place of business, 830 Winter Street, 3rd Floor, Waltham, MA 02451, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on April 27, 2015, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. Stockholders of record may vote by using the internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank, broker or other nominee, please refer to your proxy card, Notice or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

•	You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 23, 2015. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. The toll-free telephone number is noted on Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 23, 2015. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 830 Winter Street, 3rd Floor, Waltham, MA 02451; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 13,220,012 shares of common stock outstanding and entitled to vote. Thus 6,610,007 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect Joshua Baltzell and Kevin Rakin to serve as Class I directors until the 2018 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2015; and

•	Proposal 3: To approve on an advisory non-binding basis the named executive officer compensation.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

Histogenics does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Nominee. Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares with respect to Proposals 1 or 3.

We encourage you to provide instructions to your bank, brokerage firm or other nominee by voting your shares pursuant to the instructions they have provided to you. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of two Class I directors.

With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the two nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for the two nominees.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our amended and restated bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a bank, broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the selection of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2015.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory non-binding vote on executive compensation.

You may vote “FOR” or “AGAINST” or abstain from voting. To approve the compensation of the Company’s named executive officers on an advisory non-binding basis as set forth in this proxy statement, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either:

•	reduce the number of directors that serve on the board, or

•	designate a substitute nominee.

If our Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	Proposal 1: “FOR” the election of each of Joshua Baltzell and Kevin Rakin as Class I directors to serve a term of three years until our 2018 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm of the Company for the year ending December 31, 2015; and

•	Proposal 3: “FOR” the approval of, in an advisory non-binding manner, the compensation of our named executive officers as set forth in this proxy statement.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Joshua Baltzell and Kevin Rakin as Class I directors to serve a term of three years until our 2018 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015;

•	Proposal 3: “FOR” the approval, in an advisory non-binding manner, of the compensation of our named executive officers as set forth in this proxy statement; and

•	If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our common stock as of April 27, 2015) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting, or June 30, 2015.

How can I find Histogenics’ proxy materials and annual report on the internet?

This proxy statement and the 2014 annual report on Form 10-K are available at our corporate website at www.histogenics.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Histogenics’ proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice, called “housekeeping”, is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report on Form 10-K and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2014 annual report on Form 10-K are available on our investor relations website located at http://ir.histogenics.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2016 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Histogenics’ Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2016 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Histogenics’ proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 30, 2015 which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s amended and restated bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2016 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2016 annual meeting of stockholders. Proposals should be sent to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451 Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Histogenics’ Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2016 annual meeting of stockholders or who wish to present a proposal at the 2016 annual meeting of stockholders, but who do not intend for such proposal to be included in Histogenics’ proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at 830 Winter Street, 3rd Floor, Waltham, MA 02451 no earlier than February 13, 2016 and no later than March 14, 2016. However, if the 2016 annual meeting of stockholders is held earlier than May 25, 2016 or later than July 24, 2016, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2016 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2016 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.

Copy of Amended and Restated Bylaws:

You may request a copy of the Company’s amended and restated bylaws at no charge by writing to Histogenics’ Secretary at 830 Winter Street, 3rd Floor, Waltham, MA 02451. A current copy of our amended and restated bylaws also is available at our corporate website at www.histogenics.com. To access our amended and restated bylaws from the main page of our website, click on “Investor Relations” at the top of the page, then click on “Corporate Governance,” and then click on “Amended and Restated Bylaws.”

Whom should I call if I have any questions?

If you have any questions, would like additional Histogenics proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451 or by telephone at (781) 547-7900.

Important Notice Regarding the Availability of Proxy Materials

for the Meeting to be Held on Wednesday, June 24, 2015

This proxy statement and our annual report on Form 10-K are available on-line at www.proxyvote.com.

PROPOSAL 1

ELECTION OF JOSHUA BALTZELL AND KEVIN RAKIN AS CLASS I DIRECTORS

Under our amended and restated bylaws, our Board of Directors is divided into three classes of roughly equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our amended and restated bylaws, the Board of Directors has fixed the current number of directors at seven. Joshua Baltzell and Kevin Rakin are the two Class I directors whose terms expire at this Annual Meeting. Messrs. Baltzell and Rakin have been nominated for election by our Board of Directors to serve until the 2018 annual meeting of stockholders or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Baltzell and Rakin to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Histogenics director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Messrs. Baltzell and Rakin, Histogenics’ two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that any of the Histogenics nominees will be unable to serve if elected.

Nominees for Election as Class I Directors at the Annual Meeting

This year’s nominees for election to the Board of Directors as our Class I directors to serve for a term of three years expiring at the 2018 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 27, 2015 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Joshua Baltzell	45	Director	2012
Kevin Rakin	54	Director	2012

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating/Corporate Governance Committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Joshua Baltzell has served as a member of our Board of Directors since 2012. Mr. Baltzell is a Venture Partner at Split Rock Partners, and also serves as a Venture Partner at SightLine Partners. He has been with Split Rock since 2004 and with SightLine since 2014. Mr. Baltzell has over 20 years of experience in the healthcare industry. Prior to his tenure in the venture capital industry, Mr. Baltzell held roles as an investment banker at Piper Jaffray Companies from 2000 to 2002, where he focused primarily on mergers and acquisitions in the medical device sector, as well as various marketing and business development positions with SCIMED and Boston Scientific. Mr. Baltzell currently serves on the boards of Colorescience, EBR Systems and RF Surgical. Additionally, Mr. Baltzell is also a director at Entellus (NASDAQ: ENTL). Mr. Baltzell holds a B.A. in Economics from St. Olaf College and an M.B.A. from the University of Minnesota’s Carlson School of Management. We believe Mr. Baltzell’s qualifications to serve as a director of our company include his extensive experience in the venture capital industry, his investment banking experience in the healthcare and medical device industries with both public and privately held companies and his significant prior board experience.

Kevin Rakin has served as a member of our Board of Directors since October 2012. Mr. Rakin is a co-founder and Partner at HighCape Partners, a growth equity life sciences fund where he has served since November 2013. From June 2011 to November 2012, Mr. Rakin was the President of Regenerative Medicine at Shire plc, a leading specialty biopharmaceutical company. Prior to joining Shire, Mr. Rakin served as the Chairman and Chief Executive Officer of Advanced BioHealing from 2007 until its acquisition by Shire for $750 million in June 2011. Mr. Rakin currently serves on the executive committee for Connecticut United for Research Excellence (CURE), Connecticut’s bioscience cluster and as a board member of Cheetah Medical Inc. and Tela Bio, Inc. He has previously served as a board member for Ipsogen SA, Vion Pharmaceuticals, Inc., OMRIX Biopharmaceuticals, Inc. and Clinical Data, Inc. Mr. Rakin holds an M.B.A. from Columbia University and received his graduate and undergraduate degrees in Commerce from the University of Cape Town, South Africa. We believe that Mr. Rakin’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry, as well as his service in positions in various companies as a chief executive officer, chief financial officer and president and his involvement in public and private financings and mergers and acquisitions in the biotechnology industry.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY CARD “FOR” THE ELECTION OF JOSHUA BALTZELL AND KEVIN RAKIN AS CLASS I DIRECTORS

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating/Corporate Governance Committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of April 27, 2015 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Garheng Kong, M.D., Ph.D.	39	Director, Chairman of the Board	2012
David Gill	60	Director	2015
Adam Gridley	42	Director	2014
John H. Johnson	57	Director	2013
Michael Lewis	56	Director	2011

Class II Directors (Terms Expire in 2016)

Adam Gridley has served as our Chief Executive Officer and President since May 2014. Mr. Gridley previously served from October 2012 until May 2014 as Senior Vice President of Technical Operations at Merz North America, Inc., the North American business unit of Merz, Inc., a privately-held pharmaceuticals company. From September 2011 to October 2012, he was Senior Vice President, Operations & Product Development responsible for global research and development and manufacturing for Merz Aesthetics, Inc., a global business unit of Merz, Inc., and from July 2010 to September 2011, Mr. Gridley held the position of Senior Vice President, Product Development at Merz. From September 2008 to July 2010, Mr. Gridley was Senior Vice President, Corporate Development for BioForm Medical, Inc., a publicly-traded company acquired by Merz, Inc. From 2003 to 2008 Mr. Gridley held various marketing, business and corporate development positions for BioForm Medical, Inc. From 1996 to 2003, Mr. Gridley held a variety of financial, strategic planning, investor relations and business development roles of increasing responsibility at Gliatech, Inc., a public medical device and biotechnology company. From 1990 to 1996, Mr. Gridley was General Manager of Pintail Systems, Inc., a start-up environmental bioremediation firm. Mr. Gridley holds a B.S. and an M.B.A from the University of Denver. We believe that Mr. Gridley’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in both early stage and mature biotechnology companies.

Michael Lewis has served as a member of our Board of Directors since May 2011. Mr. Lewis has more than 25 years of experience in the investment management and retail industries. Mr. Lewis is currently Chairman of Oceana Investment Corporation Limited, a private U.K. investment company, and is also a Partner of Oceana Investment Partners LLP, a U.K. investment advisor. Mr. Lewis currently serves as Chairman of Strandbags Holdings Pty Limited, an Australian retail company comprising some 450 stores and a Non-Executive Director of The Foschini Group Limited, a South African retail company with some 2,000 stores. Mr. Lewis serves on the board of United Trust Bank Limited, a U.K.-based bank, and served on the Supervisory Board of Axel Springer AG in Germany from 2007 to September 2012. Mr. Lewis previously worked for Ivory and Sime, a money manager based in Scotland, and Lombard Odier, a money manager based in England. He has an undergraduate degree and a postgraduate degree from the University of Cape Town. We believe Mr. Lewis’ qualifications to serve as a director of our company include his extensive experience in money management, and as an investor and director of biomedical and other companies.

Class III Directors (Terms Expire in 2017)

David Gill has served as a member of our Board of Directors since February 2015. Mr. Gill currently serves as the Chief Financial Officer of EndoChoice, Inc., a medical device company focused on gastrointestinal disease, where he has served since August 2014. Mr. Gill currently serves on the board and as audit committee chairman of Cempra, Inc. Previously he served as the Chief Financial Officer of INC Research, a clinical research organization, from February 2011 to August 2013 after having served as a board member and its audit committee chairman from 2007 to 2010. Mr. Gill was the Chief Financial Officer of TransEnterix, Inc., a medical device company, from March 2009 to February 2011 and the Chief Financial Officer and Treasurer of NxStage Medical, Inc, a publicly-traded dialysis equipment company, from July 2005 to November 2006. Mr. Gill also served as a director and audit committee chairman on two public life science company boards, LeMaitre Vascular, Inc. and IsoTis OrthoBiologics, Inc. and several private life science companies from 2006 to 2009. Earlier in his career Mr. Gill served in a variety of senior executive leadership roles for several publically-traded companies including CTI Molecular Imaging, Inc., Interland Inc., Novoste Corporation, and Dornier Medical Systems. Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an M.B.A. degree, with honors, from Emory University, and was formerly a certified public accountant. We believe that Mr. Gill’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in mature biotechnology companies.

John H. Johnson has served as a member of our Board of Directors since November 2013. Mr. Johnson served as President and Chief Executive Officer of Dendreon Corporation from January 2012 to August 2014. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012, and prior to that time, served as Senior Vice President and President of Eli Lilly and Company’s oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems Incorporated from 2007 until November 2009, and served on ImClone’s board of directors until it was acquired by Eli Lilly in 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Mr. Johnson formerly served as chairman of the board of directors of Tranzyme, Inc. and Dendreon Corporation, currently serves as the chairman of the board of directors of Cortendo AB, and currently serves as a director of Cempra, Inc., a clinical stage pharmaceutical company, Portola Pharmaceuticals Inc., and Sucampo Pharmaceuticals Inc. He also served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and as a member of the Health Section Governing Board of Biotechnology Industry Organization. He

earned his B.S. from the East Stroudsburg University of Pennsylvania. We believe that Mr. Johnson’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in mature biotechnology companies.

Garheng Kong, M.D., Ph.D. has served as a member of our Board of Directors since July 2012. Dr. Kong has been the Managing Partner of Sofinnova HealthQuest, a healthcare investment firm, since July 2013. He was a general partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013. From 2000 to September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner. Dr. Kong has served on the board of directors of Cempra, Inc., a NASDAQ-listed clinical-stage pharmaceutical company, since 2006 and as chairman of its board since 2008. Dr. Kong has also served on the board of directors of Alimera Sciences, Inc., a NASDAQ-listed biopharmaceutical company, since October 2012 and served on the board of Laboratory Corporation of America Holdings, a NYSE-listed healthcare company, since December 2013. Dr. Kong holds a B.S. from Stanford University. He holds an M.D., Ph.D. and an M.B.A. from Duke University. We believe that Dr. Kong’s qualifications to serve as a director of our company include his knowledge and experience in the venture capital industry, his medical training and his significant prior board experience with both public and privately held companies.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable NASDAQ listing standards, except for Mr. Gridley, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Kong, Chairman of the Board of Directors, presides over these executive sessions.

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2014:

Committee	Chairman	Members	Number of Committee Meetings in 2014
Audit Committee(1)	Kevin Rakin	John H. Johnson and Michael Lewis	6
Compensation Committee	John H. Johnson	Joshua Baltzell and Kevin Rakin	2
Nominating/Corporate Governance Committee	Garheng Kong, M.D., Ph.D.	Joshua Baltzell and Michael Lewis	1

(1)	Effective February 2, 2015, Mr. Gill became a member and Chairman of the Audit Committee. Mr. Rakin will remain a member of the Audit Committee and Mr. Lewis resigned as member of the Audit Committee effective February 2, 2015.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things: (1) appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; (2) overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;(3) reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; (4) monitoring our internal control over financial reporting and our disclosure controls and procedures; (5) meeting independently with our registered public accounting firm and management;(6) furnishing the audit committee report required by SEC rules; (7) reviewing and approving or ratifying any related person transactions; and (8) overseeing our risk assessment and risk management policies. Our Audit Committee charter can be found in the corporate governance section of our corporate website at www.histogenics.com. Three directors comprised the Audit Committee in 2014: Mr. Rakin (the Chairman of the Audit Committee), Mr. Johnson and Mr. Lewis. The Audit Committee met six times during 2014. Effective February 2, 2015, Mr. Gill became a member and Chairman of the Audit Committee. Mr. Rakin will remain a member of the Audit Committee and Mr. Lewis resigned as member of the Audit Committee effective February 2, 2015.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Mr. Rakin and Mr. Gill are “audit committee financial experts” as defined by applicable SEC rules and have the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable NASDAQ listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs for officers and employees, including our equity incentive plans. Pursuant to the Compensation Committee charter, the functions of the Compensation Committee include: (1) evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on his or her performance and other relevant criteria; (2) identifying the corporate and individual objectives governing the chief executive officer’s compensation; (3) approving the compensation of our other executive officers;(4) making recommendations to our board with respect to director compensation; (5)reviewing and approving the terms of material agreements between us and our executive officers;(6) overseeing and administering our equity incentive plans and employee benefit plans; (7) reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers; (8) preparing the annual Compensation Committee report required by SEC rules; and (9) conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board of Directors, and working with the Board in evaluating potential successors to executive officer positions. In accordance with NASDAQ listing standards and our amended and restated Compensation Committee charter, our Board of Directors has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation Committee charter can be found in the corporate governance section of our website at www.histogenics.com.

Three directors comprised the Compensation Committee of the Board of Directors in 2014: Mr. Johnson (the Chairman of the Compensation Committee), Mr. Baltzell and Mr. Rakin. The Compensation Committee met two times during 2014.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the NASDAQ listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under NASDAQ listing standards, each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Chief Executive Officer and our Chief Financial Officer often participate in the Compensation Committee’s meetings. Neither of them participates in the determination of their own respective compensation or the compensation of directors. However, Mr. Gridley does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Radford, a well-known consulting firm, since January 2015. In February 2015, Radford presented a new executive compensation report to the Compensation Committee. Radford provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. In 2015, our Compensation Committee assessed the independence of Radford pursuant to applicable SEC rules and NASDAQ listing standards and concluded that the work of Radford has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Pursuant to the Nominating/Corporate Governance Committee charter, the functions of the Nominating/Corporate Governance Committee include, among other things: (1) identifying, evaluating, and making recommendations to our Board of Directors and our stockholders concerning nominees for election to our board, to each of the board’s committees and as committee chairs; (2) annually reviewing the performance and effectiveness of our board and developing and overseeing a performance evaluation process; (3) annually evaluating the performance of management, the board and each board committee against their duties and responsibilities relating to corporate governance; (4) annually evaluating adequacy of our corporate governance structure, policies, and procedures; and (5) providing reports to our board regarding the committee’s nominations for election to the Board of Directors and its committees. Our Nominating/Corporate Governance Committee charter can be found in the corporate governance section of our corporate website at www.histogenics.com. Three directors comprised the Nominating/Corporate Governance Committee as of December 31, 2014: Dr. Kong (the Chairman of the Nominating/Corporate Governance Committee), Mr. Baltzell and Mr. Lewis. The Nominating/Corporate Governance Committee met one time during 2014.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable NASDAQ and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our amended and restated bylaws. The stockholder recommendation must, among other things, set forth

•	for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

•	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

•	any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our amended and restated bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

We believe that each of our directors and nominees brings a strong background and set of skills to our Board of Directors, giving the Board of Directors, as a whole, an appropriate balance of the knowledge, experience, attributes, skills and expertise. In addition, six of our seven directors are independent under NASDAQ standards

(Mr. Gridley, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating/Corporate Governance Committee believes that all seven directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board of Directors for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors”. The Nominating/Corporate Governance Committee believes that the members of our Board of Directors offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board of Directors function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail above under the section entitled “Election of Directors”, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman of the Board Roles

Our Board of Directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board of Directors met five times during 2014. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors, including the independent members of the Board of Directors, by sending a letter to the Secretary, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Business Conduct

We have adopted a code of business conduct that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The code addresses various topics, including: (1) compliance with applicable laws, rules and regulations; (2) conflicts of interest; (3) public disclosure of information; (4) insider trading; (5) corporate opportunities; (6) competition and fair dealing; (7) gifts; (8) discrimination, harassment and retaliation; (9) health and safety; (10) record-keeping; (11) confidentiality; (12) protection and proper use of company assets; (13) payments to government personnel; and (14) the reporting of illegal and unethical behavior.

The code of business conduct is posted on the Investor Relations section of our website, which is located at http://ir.histogenics.com. Any waiver of the code of business conduct for an executive officer or director may be granted only by our Board of Directors or a committee thereof and must be timely disclosed as required by applicable law. We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of those provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website, www.histogenics.com.

We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or audit matters reported under these procedures will be communicated promptly to the Audit Committee.

Risk Oversight

Our Board of Directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes our Board of Directors receiving regular reports from board committees and members of senior management to enable our Board of Directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board of Directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board of Directors encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

Our Board of Directors adopted our non-employee director policy effective as of the date of our initial public offering. The table below sets forth the provisions of the non-employee director compensation program.

Term	Compensation
Annual Cash Retainer(1)	$40,000
Chairman of Board Compensation(1)	Additional annual retainer of $20,000
Chair of Audit Committee Compensation(1)	Additional annual retainer of $10,000
Chair of Compensation Committee Compensation(1)	Additional annual retainer of $7,500
Chair of Nominating/Corporate Governance Committee Compensation(1)	Additional annual retainer of $7,500
Non-Chair Member of Audit Committee Compensation(1)	Additional annual retainer of $5,000
Non-Chair Member of Compensation Committee Compensation(1)	Additional annual retainer of $3,750
Non-Chair Member of Nominating/Corporate Governance Committee Compensation(1)	Additional annual retainer of $3,750
Initial Option Grant	Option to purchase up to 13,220 shares of our common(2)
Annual Option Grant	Option to purchase 6,610 shares of our common stock following each annual meeting of stockholders(3)

(1)	All annual cash retainer fees are paid in four quarterly payments.
(2)	Option vests and becomes exercisable with respect to 25% of the option shares after one year of service on the Board of Directors and an additional 6.25% of the option shares for each subsequent three-month period thereafter.
(3)	Option is vested and exercisable in full on the date of grant.

All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2013 Equity Incentive Plan. Each option granted under our non-employee director compensation program that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.

We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Director Compensation Table for Year Ended December 31, 2014

The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Garheng Kong, M.D., Ph.D.	$5,437.50	$0	$5,437.50
Kevin Rakin	4,329.86	0	4,329.86
John Johnson	4,229.17	0	4,229.17
Michael Lewis	3,927.08	0	3,927.08
Josh Baltzell	3,826.39	0	3,826.39

(1)	Mr. Gridley was not eligible in 2014 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan because Mr. Gridley is a Company employee.

The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2014:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John Johnson	6,942	2,313	7.13	December 10, 2023	(1)

(1)	Exercisable with respect to 25% of the shares when the optionee completes each 12-month period of continuous service after November 13, 2013. If we are subject to a change in control before the optionee’s service terminates, then the option shall vest in full.

PROPOSAL 2

RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

The Audit Committee of our Board of Directors has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2015, and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since March 2012. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum; however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Histogenics for the years ended December 31, 2014 and December 31, 2013, by Grant Thornton LLP, our principal accountant.

	Year ended December 31,
	2014	2013
Audit fees(1)	$1,479,150	$456,448
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,479,150	$456,448

(1)	The fees billed or incurred by Grant Thornton LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended December 31, 2014 and 2013, the consents issued for our registration statements, and the statements included in our filings with the SEC regarding our public offering of common stock.

All fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by Grant Thornton LLP is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU “FOR” VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consisted in 2014 of the three non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Gill serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our annual report on Form 10-K for the year ended December 31, 2014 (the “10-K”).

The Audit Committee has also reviewed and discussed with Grant Thornton LLP the audited consolidated financial statements in the 10-K, including the report issued by Grant Thornton LLP dated March 27, 2015 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014. In addition, the Audit Committee discussed with Grant Thornton LLP those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with Grant Thornton LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for year ended December 31, 2014 for filing with the United States Securities and Exchange Commission. We have selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

David Gill, Chairman

John H. Johnson

Kevin Rakin

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Histogenics under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The names of the current executive officers of Histogenics and certain information about each of them as of April 27, 2015, are set forth below:

Executive Officers

Adam Gridley — For biographical information, see “Proposal 1: Election of Directors — Continuing Directors Not Standing for Election – Class II Directors (Terms Expire in 2016)”

Stephen J. DiPalma has served as our interim Chief Financial Officer since March 2015. Mr. DiPalma is Managing Director for Danforth Advisors LLC, where he has served since April 2014. Mr. DiPalma brings more than 25 years of experience in life sciences and healthcare, including founding two start-ups, working with venture-backed companies, subsidiaries of Fortune 100 firms and publicly traded companies, and his work as a consultant with Danforth Advisors, LLC clients. Previously, Mr. DiPalma served as the CFO of two public companies, and as CFO, COO, CEO or Director of eight privately held companies, in addition to his consulting clients. Mr. DiPalma participated in the successful reorganization of Cambridge Biotech from Chapter 11 bankruptcy protection into Aquila BioPharmaceuticals, led the effort to take RXi Pharmaceuticals public and has extensive experience in international fund raising and corporate structuring. He was formerly Chairman of the Board of Cognoptix Inc., and is on the board of directors of Phytera, Inc. Mr. DiPalma received his M.B.A. from Babson College and his B.S. from the University of Massachusetts-Lowell.

Stephen Kennedy has served as our Senior Vice President of Technical Operations since August 2013. From May 2011 to August 2013, Mr. Kennedy served as the Executive Vice President, Research and Development, at Mascoma Corporation, a biofuel company. Mr. Kennedy served as Executive Director of the Novartis/MIT Center for Continuous Manufacturing at the Massachusetts Institute of Technology from October 2010 to May 2011. Mr. Kennedy also served as Senior Vice President of Biologics Operations at Genzyme Corporation from 2008 to October 2010, after having held a variety of technical operations positions with the company beginning in 1992. Prior to this, Mr. Kennedy managed process development at Genencor International in Helsinki, Finland from 1989 to 1992. Mr. Kennedy has a B.S. from the University of Michigan, an M.S. from the University of Rochester and an M.B.A. from Boston University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 27, 2015 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

Applicable percentage ownership is based on 13,220,012 shares of common stock outstanding at April 27, 2015.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 27, 2015.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 27, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Wilmslow Estates Limited(1) c/o Stonehage Group 2 The Forum, Grenville Street St Helier, Jersey, Channel Islands JE1 4HH	1,917,107	14.5%

Sofinnova Venture Partners VIII, L.P.(2) 2800 Sand Hill Road, Suite 150 Menlo Park, CA 94025	2,077,040	15.7%

Split Rock Partners II, LP(3) 10400 Viking Drive, Suite 250 Eden Prairie, MN 55344	1,384,694	10.5%

Intrexon Corporation(4) 20374 Seneca Meadows Parkway Germantown, MD 20876	2,690,570	20.4%

FMR, LLC(5) 245 Summer Street Boston, MA 02210	1,875,331	14.2%

Directors and Named Executive Officers
Joshua Baltzell(6)	—	—
David Gill	—	—
John H. Johnson(7)	3,663	*
Garheng Kong, M.D., Ph.D.	—	—
Michael Lewis(8)	1,917,107	14.5%
Kevin Rakin(9)	50,419	*
Peter Greenleaf(10)	—	—
Adam Gridley(11)	63,822	*
Stephen Kennedy(12)	12,726	*
Nancy Lynch, M.D.(13)	9,255	*
All current executive officers and directors as a group (9 persons)(14)	2,048,045	15.5%

*	Less than one percent of the outstanding shares of common stock.
(1)	Wilmslow’s economic interest is ultimately owned by a family discretionary trust associated with Michael Lewis, who is referenced in footnote 7 below. Wilmslow has sole voting and investment power over the shares of capital stock owned.
(2)	Shareholdings consist of 1,388,374 shares of common stock issuable upon conversion of preferred stock and a warrant to purchase 14,569 shares of common stock held by Sofinnova Venture Partners VIII, L.P. (SVP VIII). Sofinnova Management VIII, L.L.C. (SM VIII) is the general partner of SVP VIII and Anand Mehra, Michael Powell, Srinivas Akkarju and James I. Healy, are the managing members of SM VIII (Managing Members). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.
(3)	Voting and investment power over the shares is delegated to Split Rock Partners II Management, LLC, the general partner of Split Rock Partners II, LP. Split Rock Partners II Management, LLC has delegated voting and investment decisions to three individuals who require a two-thirds vote to act. Split Rock Partners II Management, LLC disclaims beneficial ownership of the shares except to the extent of any pecuniary interest.
(4)	Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of Histogenics owned by Intrexon. Shares held by Intrexon may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Securities Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(5)	Based on Schedule 13G/A filed with the SEC on February 12, 2015 by FMR LLC on behalf of itself, Edward C. Johnson III, the Chairman of FMR LLC, and Fidelity Management & Research Company (“Fidelity”), Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owns 1,875,331 shares of common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson III and FMR LLC, through its control of Fidelity, has sole power to dispose of these 5,046,196 shares. Select Biotechnology Portfolio (“SelectCo”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,240,986 shares of common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “SelectCo Funds”). Mr. Johnson and FMR LLC, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 1,240,986 owned by the SelectCo Funds. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(6)	Mr. Baltzell is affiliated with Split Rock Partners II, LP but has no voting or dispositive control over shares held by Split Rock Partners II, LP. Mr. Baltzell disclaims beneficial ownership of the shares held by the entities affiliated with Split Rock Partners II, LP. referenced in footnote 3 above, except to the extent of his pecuniary interest therein.
(7)	Shareholdings include 2,699 shares of common stock issuable upon exercise of options exercisable within 60 days of April 27, 2015.

(8)	Mr. Lewis is the settlor of the trust which ultimately owns the economic interest in Wilmslow referenced in footnote 1 above. Mr. Lewis has no beneficial interest in the trust which ultimately owns the economic interest in Wilmslow, but other members of his family are discretionary beneficiaries in such trust. To the extent Mr. Lewis may be deemed to hold an indirect beneficial interest under applicable United States securities laws, Mr. Lewis disclaims such beneficial ownership.
(9)	Shareholdings include (a) 13,208 shares of restricted common stock that are subject to a right of repurchase by us in the event Mr. Rakin’s service terminates prior to vesting of these shares, of which 3,301 shares are or will be vested within 60 days of April 27, 2015 and (b) 14,795 shares of common stock owned by the Kevin L. Rakin Irrevocable Trust, of which Mr. Rakin disclaims beneficial ownership.
(10)	Mr. Greenleaf resigned his employment on February 28, 2014. As of February 28, 2014, Mr. Greenleaf was not vested in any of the options previously granted and such options lapsed per his separation agreement.
(11)	Shareholdings include 63,822 shares of common stock issuable upon exercise of options exercisable within 60 days of April 27, 2015.
(12)	Shareholdings include 12,726 shares of common stock issuable upon exercise of options exercisable within 60 days of April 27, 2015.
(13)	Dr. Lynch was terminated on January 30, 2015. Shareholdings include 9,255 shares of common stock issuable upon exercise of options exercisable within 60 days of April 27, 2015. Pursuant to the applicable stock option grant, the options held by Dr. Lynch are exercisable until April 30, 2015, which is 90 days following her termination.
(14)	Shareholdings include 130,630 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 27, 2015 and presently exercisable warrants to purchase up to 308 shares of common stock issued to Danforth Advisors, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2014, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

2014 Summary Compensation Table

The following table provides information concerning the compensation paid to Adam Gridley, our current President and Chief Executive Officer, Peter Greenleaf, our former President and Chief Executive Officer, our next two most highly compensated executive officers during the year ended December 31, 2014, and Patrick O’Donnell, our former Chairman, President and Chief Executive Officer. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)(6)	Bonus ($)		Option Awards ($)(8)		All Other Compensation ($)		Total ($)
Adam Gridley(1)	2014	224,275	—		1,562,746		33,050	(10)	1,820,071
Director, President and Chief Executive Officer	2013	—	—		—		—		—

Peter Greenleaf(2)	2014	68,469	—		—		—		68,469
Former Director, President and Chief Executive Officer	2013	196,575	—		230,967		28,957	(11)	456,499

Nancy Lynch, M.D.(3)	2014	274,303	—		—		—		274,303
Former Chief Medical Officer	2013	71,233	25,000	(7)	156,000		—		252,233

Stephen Kennedy(4)	2014	289,215	20,000		—		—		309,215
Senior Vice President of Technical Operations	2013	116,342	—		156,000		—		272,342

Patrick O’Donnell(5)	2014	—	—		—		59,407	(12)	59,407
Former Chairman, President and Chief Executive Officer	2013	46,466	—		7,088	(9)	235,851	(13)	289,405

(1)	Employment commenced on May 12, 2014.
(2)	Employment commenced on June 10, 2013. Mr. Greenleaf resigned his employment on February 28, 2014.
(3)	Employment commenced on September 23, 2013. Dr. Lynch was terminated on January 30, 2015.
(4)	Employment commenced on August 5, 2013.
(5)	Resigned his employment on March 5, 2013.
(6)	Represents prorated salary due to the commencement or termination of the officer’s employment during the years ended December 31, 2013 and December 31, 2014.
(7)	Represents a sign-on bonus paid to Dr. Lynch in connection with the commencement of her employment. Pursuant to the terms of her separation agreement with us, we will continue to pay Dr. Lynch an amount equal to her base salary in effect at the date of termination for a period of 12 months from the date of termination, an amount expected to equal $290,000 less all applicable withholdings, subject to Dr. Lynch’s compliance with the terms of her severance agreement. In addition, Dr. Lynch will receive an aggregate payment of $140,169 to resolve an issue related to a stock option grant, and for bonuses related to certain performance measurements that occurred in 2014.
(8)	Represents the aggregate grant date fair value of option awards granted to each of Messrs. Greenleaf and Kennedy and to Dr. Lynch, and the incremental fair value with respect to the modification of Mr. O’Donnell’s option, during the year ended December 31, 2013, computed in accordance with FASB ASC Topic 718. Represents the aggregate grant date fair value of option awards granted to Mr. Gridley in connection with his employment by us in May 2014, computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions made by us in determining the fair value of our equity awards.
(9)

Represents incremental fair value related to the modification of the vesting schedule applicable to Mr. O’Donnell’s option granted on August 5, 2012 in connection with his resignation of employment. Pursuant to his separation agreement, 32,802 shares subject to such option will vest in equal monthly installments during the 12-month period following March 19, 2013, provided that he continues to fulfill his obligations to us described in such separation agreement.
(10)	Represents payments to Mr. Gridley as reimbursement for costs associated with relocating to the Boston MA area. Pursuant to his employment agreement with us, Mr. Gridley is entitled to reimbursement of up to $50,000 of such costs.
(11)	Represents $24,000 paid to Mr. Greenleaf to cover estimated temporary housing and related expenses during his first six months of employment and $4,957 paid to Mr. Greenleaf as a gross-up with respect to taxes incurred on such payment. A prorated portion of such payment was repayable to us upon Mr. Greenleaf’s resignation on February 28, 2014, unless determined otherwise by our Board of Directors. Mr. Greenleaf repaid such amounts in accordance with his employment agreement prior to his resignation.
(12)	Represents cash severance benefits paid to Mr. O’Donnell pursuant to his separation agreement with us.
(13)	Represents severance benefits paid to Mr. O’Donnell pursuant to his separation agreement with us, including $218,534 in cash severance, $13,113 for health insurance premiums and $4,204 for accrued but unused vacation, in exchange for a release of claims.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The compensation paid to our named executive officers consists of the following components:

•	base salary;

•	performance-based cash bonuses; and

•	long-term incentive compensation in the form of stock options.

Base Salaries

For the year ended December 31, 2014, the annual base salaries for our named executive officers were as follows: Adam Gridley—$350,000; Peter Greenleaf—$350,000 (prior to resignation); Nancy Lynch, M.D.—$260,000 (increased to $290,000 effective August 1, 2014); and Stephen Kennedy—$285,000. Except in connection with hiring new executive officers, neither our Board of Directors nor the Compensation Committee of our Board of Directors took any action during the year ended December 31, 2014, to increase or decrease the base salaries of our named executive officers other than as set forth above.

Performance-Based Bonuses

Pursuant to employment agreements with Messrs. Gridley, Greenleaf and O’Donnell and offer letters with Dr. Lynch and Mr. Kennedy, each named executive officer is eligible (or was eligible in the case of Messrs. Greenleaf and O’Donnell and Dr. Lynch) to earn an annual bonus equal to a specified percentage of his or her base salary (40% with respect to each of Messrs. Gridley, Greenleaf and Dr. Lynch and 35% with respect to each of Messrs. Kennedy and O’Donnell). The actual amount of bonus earned is determined by our Board of Directors based on our performance and the officer’s achievement of objectives and goals determined by our chief executive officer (or, with respect to Messrs. Gridley, Greenleaf and O’Donnell, our Board of Directors).

Long-Term Incentive Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our stock options granted to newly hired employees generally vest as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months.

For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance Benefits” and “Change in Control Benefits” below.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price ($)	Option Expiration Date
Adam Gridley	—	235,655	(1)	7.99	5/11/2024
Peter Greenleaf	—	194,345	(2)	0.76	7/15/2023
Nancy Lynch, M.D.	—	9,255	(3)	7.13	12/10/2023
Stephen Kennedy	9,255	18,512	(4)	7.13	12/10/2023

(1)	Option vests over four years of service following May 12, 2014, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	Option vests over four years of service following June 10, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter. Mr. Greenleaf resigned his employment on February 28, 2014. As of February 28, 2014, Mr. Greenleaf was not vested in any of the options previously granted and such options lapsed per his separation agreement.
(3)	Option vests over four years of service following September 23, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter. Dr. Lynch’s employment was terminated effective January 30, 2015. As of January 30, 2015, Dr. Lynch was vested in 9,255 shares subject to the option and has 90 days from January 30, 2015 to exercise such option.
(4)	Option vests over four years of service following August 19, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.

For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Change in Control Benefits” below.

Employment Agreements

Adam Gridley

In April 2014, we entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become our president and chief executive officer, effective May 12, 2014. Under this agreement, Mr. Gridley’s initial base salary will be $350,000 per year, and he is initially eligible to receive an annual cash bonus, with a target equal to 40% of his base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors (and pro-rated for his first year of employment). For a period of 12 months after the termination of his employment, Mr. Gridley will be subject to certain restrictions on competition with us and on the solicitation of our employees and customers. Mr. Gridley has an at-will employment relationship with us.

Pursuant to his letter agreement, Mr. Gridley received an option to purchase up to 197,435 shares of our common stock. In addition, upon the third closing under the amended and restated Series A Purchase Agreement (as described below), Mr. Gridley was granted an additional option to purchase up to 38,220 shares such that, together with the original option, Mr. Gridley’s options represent 4% of our common stock, including shares issuable upon conversion of option and warrants, outstanding on the date of such third closing. The options will vest 25% after the first 12 months of Mr. Gridley’s continuous service with the remainder vesting in equal monthly installments over the next three years of his continuous service. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Gridley’s options, please see “Change in Control Benefits” below.

In connection with the commencement of his employment, we have agreed to pay Mr. Gridley up to $50,000 to assist with estimated temporary housing and related expenses, which amount includes a tax gross-up with respect to such expenses.

Peter Greenleaf

In June 2013, we entered into an employment agreement with Peter Greenleaf in connection with his appointment as our president and chief executive officer. Under this agreement, Mr. Greenleaf’s initial base salary was $350,000 per year, and he was initially eligible to receive an annual cash bonus equal to 40% of his base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors or its Compensation Committee. For a period of 12 months after the termination of his employment, Mr. Greenleaf will be subject to certain restrictions on competition with us and on the solicitation of our employees and customers. Mr. Greenleaf had an at-will employment relationship with us.

In connection with the commencement of his employment, we paid Mr. Greenleaf $28,957 to assist with estimated temporary housing and related expenses, which amount includes a tax gross-up with respect to such expenses. Such amount was subject to repayment to us upon Mr. Greenleaf’s resignation on February 28, 2014, because he had not completed 12 months of employment. Mr. Greenleaf repaid such amounts in accordance with his employment agreement prior to his resignation.

Pursuant to his employment agreement, Mr. Greenleaf received an option to purchase up to 194,345 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2013 Fiscal Year-End.” In February 2014, we entered into a separation agreement and general release of all claims with Mr. Greenleaf in connection with his resignation of employment. Pursuant to such agreement, the option expired in its entirety on his resignation date. For information regarding the vesting acceleration provisions applicable to Mr. Greenleaf’s option, please see “Change in Control Benefits” below.

Nancy Lynch

In September 2013, we entered into a letter agreement with Nancy Lynch, M.D. in connection with her appointment as our chief medical officer. Under this agreement, Dr. Lynch’s initial base salary is $260,000 per year, and she is initially eligible to receive an annual cash bonus equal to 40% of her base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors. On July 17, 2014 our Board of Directors approved an increase of Dr. Lynch’s base salary to $290,000 per year, effective August 1, 2014. For a period of 12 months after the termination of her employment, Dr. Lynch will be subject to certain restrictions on competition with us and on the solicitation of our employees and customers. Dr. Lynch had an at-will employment relationship with us.

In connection with the commencement of her employment, we paid Dr. Lynch a sign-on bonus of $25,000, subject to repayment to us if she resigns before completing 12 months of employment.

Pursuant to her letter agreement, Dr. Lynch received an option to purchase up to 27,767 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2013 Fiscal Year-End.” In February 2015, we entered into a separation agreement and general release of all claims with Dr. Lynch in connection with her termination of employment. Pursuant to such agreement, the option expired with regard to all unvested shares on her termination date and the remaining 9,255 shares underlying the option are exercisable until April 30, 2015. For information regarding the vesting acceleration provisions applicable to Dr. Lynch’s option, please see “Change in Control Benefits” below.

Stephen Kennedy

In July 2013, we entered into a letter agreement with Stephen Kennedy in connection with his appointment as our senior vice president of operations. Under this agreement, Mr. Kennedy’s initial base salary is $285,000 per year, and he is initially eligible to receive an annual cash bonus equal to 35% of his base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors. For a period of 12 months after the termination of his employment, Mr. Kennedy will be subject to certain restrictions on competition with us and on the solicitation of our employees and customers. Mr. Kennedy has an at-will employment relationship with us.

Pursuant to his letter agreement, Mr. Kennedy received an option to purchase up to 27,767 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2013 Fiscal Year-End.” In addition, for information regarding the vesting acceleration provisions applicable to Mr. Kennedy’s option, please see “Change in Control Benefits” below.

Severance Benefits

Adam Gridley

As described above, in April 2014, we entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become our president and chief executive officer, effective May 12, 2014. Under this agreement, if we terminate Mr. Gridley’s employment without cause or Mr. Gridley resigns for good reason, we will continue to pay Mr. Gridley his base salary, and he will be entitled to health benefits, for a period of twelve months following the termination of his employment. In addition, if the termination occurs during the first year of Mr. Gridley’s employment and prior to our change in control, then Mr. Gridley’s options will be deemed to be vested with respect to 1/48th of the shares for each month of employment completed by Mr. Gridley prior to his termination. Such benefits are subject to Mr. Gridley’s execution of a general release of all claims he may have against us and certain related parties.

For purposes of Mr. Gridley’s letter agreement, cause means Mr. Gridley’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us; material breach of any agreement with us; material failure to comply with our written policies or rules after receiving written notification of such failure; sale, possession or use of illegal drugs or habitual intoxication on our premises or the premises of a customer or business partner while conducting our business; conviction of, or plea of guilty or no contest to, a felony; gross negligence or willful misconduct in the course of service to us that results in material harm to us; continuing and willful failure to perform reasonably assigned duties after receiving written notification of such failure; or failure to cooperate in good faith with a governmental or internal investigation of us, if so requested.

For purposes of his letter agreement, good reason means, without Mr. Gridley’s consent, a material reduction in his base salary, a change in his title or position that materially reduces his level of authority or responsibility, relocation of his principal workplace by more than 40 miles or a material breach by us of the letter agreement.

Peter Greenleaf

In February 2014, we entered into a separation agreement and general release of all claims with Mr. Greenleaf in connection with his resignation of employment. Pursuant to such agreement, all 194,345 shares subject to his 2013 option grant expired on his resignation date.

Pursuant to Mr. Greenleaf’s employment agreement, if we had terminated Mr. Greenleaf’s employment without cause or if he had resigned for good reason, we would have continued to pay Mr. Greenleaf his base salary and the employer portion of premiums under COBRA for himself and his eligible dependents for a period of 12 months following such termination or resignation of employment. Such benefits would have been subject to Mr. Greenleaf’s execution of a general release of all claims he may have against us and certain related parties.

For purposes of his employment agreement, cause meant Mr. Greenleaf’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us; material breach of any material agreement with us; material failure to comply with our written policies or rules after receiving written notification of such failure; sale, possession or use of illegal drugs or habitual intoxication on our premises or the premises of a customer or business partner while conducting our business; conviction of, or plea of guilty or no contest to, a felony; gross negligence or willful misconduct; continuing failure to perform reasonably assigned duties after receiving written notification of such failure; or failure to cooperate in good faith with a governmental or internal investigation of us, if so requested.

For purposes of his employment agreement, good reason meant, without Mr. Greenleaf’s consent, a material reduction in his base salary, relocation of his principal workplace by more than 40 miles or a change in his title or position that materially reduces his level of authority or responsibility. Mr. Greenleaf’s resignation of employment was not for good reason.

Nancy Lynch

In January 2015, we terminated Dr. Lynch’s employment without cause. In accordance with the separation agreement entered into at the time of her termination, we will continue to pay Dr. Lynch her base salary and the employer portion of premiums under COBRA for herself and her eligible dependents for a period of 12 months following the termination of her employment. Dr. Lynch executed of a general release of all claims she may have against us and certain related parties.

The definition of cause in Dr. Lynch’s letter agreement was the same as that in Mr. Greenleaf’s employment agreement, as described above. For purposes of her letter agreement, good reason meant, without Dr. Lynch’s consent, a material reduction in her base salary, material breach of our obligations under her letter agreement, or a change in her title or position that materially reduces her level of authority or responsibility.

Stephen Kennedy

If we terminate Mr. Kennedy’s employment without cause, we will continue to pay Mr. Kennedy his base salary, and he will be entitled to health benefits, for a period of nine months following the termination of his employment. In addition, his stock options will continue to vest during the nine-month period following his termination.

For purposes of his letter agreement, cause means Mr. Kennedy’s indictment or conviction of any felony or any crime involving dishonesty or moral turpitude, breach of his letter agreement or his proprietary information, inventions and nonsolicitation agreement with us, refusal to abide by or comply with the legal directives of our Board of Directors, dishonesty, fraud or misconduct with respect to our affairs or business, gross negligence or failure to perform his duties or violation of our policies regarding business ethics, drug or alcohol use, equal employment opportunity or sexual or other unlawful harassment.

Patrick O’Donnell

In March 2013, we entered into a separation agreement and general release of all claims with Patrick O’Donnell in connection with his resignation of employment. Pursuant to such agreement, Mr. O’Donnell was entitled to receive continued payment of his base salary and payment of his premiums for healthcare continuation coverage under COBRA for 12 months. In addition, 32,802 shares subject to a 2012 option grant vest in equal monthly installments during the 12-month period following the effective date of the separation agreement. The remaining shares subject to such option expired on his resignation date. All of the benefits to which Mr. O’Donnell is entitled pursuant to such separation agreement are contingent on his providing continuing transition assistance to us during such 12-month period. The aggregate value of his cash severance is $275,000 and the estimated aggregate value of his COBRA premiums is $16,000.

Change in Control Benefits

In the event that we experience a change in control and, within 12 months after such change in control, an employee or other service provider (including one of our officers) is terminated by us without cause or such individual resigns for good reason, such individual’s options will become fully vested and exercisable.

For purposes of the stock option agreements, change in control means an acquisition by any individual, entity or group of 50% or more of our voting stock, certain changes in the composition of our Board of Directors, our merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets.

For purposes of the stock option agreements, cause and good reason have substantially the same meanings as under Mr. Greenleaf’s employment agreement, described above.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. No employer contributions have been made to date.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees. Although we generally do not provide our named executive officers with perquisites or other personal benefits, we offered temporary housing and related assistance to Messrs. Gridley and Greenleaf and a signing bonus to Dr. Lynch, each in connection with the commencement of their employment with us, as described in the Summary Compensation Table above.

In addition, as described above under “Change in Control Benefits,” equity awards granted to our employees and other service providers, including our officers, generally become fully vested and (if applicable) exercisable if we are subject to a change in control and, within 12 months after such change in control, such individual is terminated by us without cause or such individual resigns for good reason.

Tax and Accounting Considerations

Our Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements. Section 162(m) of the Code generally denies a deduction to any publicly-held corporation for compensation paid in a taxable year to its named executive officers (other than the Chief Financial Officer) exceeding $1.0 million, unless such compensation qualifies as performance-based compensation. Base salaries, time-vested restricted stock, time-vested retention and transition payments, and discretionary or subjectively determined bonus awards generally do not qualify as performance-based compensation. In September 2014, our stockholders approved our 2013 Equity Incentive Plan that permits us to satisfy the performance-based requirements under Section 162(m) with respect to the grant of stock options.

Report of the Compensation Committee2

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

John H. Johnson and (Chair)

Joshua Baltzell

Kevin Rakin

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Histogenics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recognizes the interests our investors have in the compensation of our executive officers. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Narrative Explanation of Certain Aspects of the Summary Compensation Table” for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Narrative Explanation of Certain Aspects of the Summary Compensation Table, our compensation programs are designed to motivate our executive officers to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for certain equity awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders advise that they approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2015 Annual Meeting of Stockholders.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2012 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two years, and in which any of our directors, executive officers or beneficial owners of more than five percent of our convertible preferred stock or common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements.

All of the transactions set forth below were approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee and a majority of the members of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Series A and Series A-1 Financings

On July 20, 2012, we entered into a stock purchase agreement with investors, including certain of our existing stockholders at the time who were represented by members of our Board of Directors, including Wilmslow Estates Limited (or its predecessor entities), Altima Restructure Fund Limited (or its predecessor entities), entities affiliated with Boston Millennia Partners and Foundation Medical Partners II, L.P. (Series A Purchase Agreement), to raise up to $49.0 million through the sale of shares of our Series A convertible preferred stock, $0.01 par value per share (Series A Preferred Stock), at a purchase price of $10.80 per share (Series A Financing). In order to consummate the Series A Financing, we were required to effect a recapitalization pursuant to which Histogenics Finance Corporation, a Delaware corporation (Finance Corp), was formed and subsequently merged into our company (Recapitalization). Further, as described below, certain outstanding convertible promissory notes were converted into shares of Series A Preferred Stock or common stock. Pursuant to the Recapitalization and the Series A Purchase Agreement, the investors received the right to purchase shares of Finance Corp’s Series A Preferred Stock. In addition, the investors agreed to purchase additional shares of our Series A Preferred Stock upon our achievement of certain milestones, as described below.

The Recapitalization

Pursuant to the Recapitalization, which was effected on July 20, 2012, each outstanding share of Finance Corp’s common stock and all shares of our common stock and Series A Preferred Stock, and any options and warrants with respect to such shares, outstanding immediately prior to the closing of the Recapitalization were cancelled without consideration. All of the accrued interest on our convertible notes issued in the aggregate principal amount of $12.0 million pursuant to a note purchase agreement dated as of May 13, 2011 was cancelled, and the outstanding principal amount was converted into 578,490 shares of our common stock. All of the accrued interest on our convertible notes issued in the aggregate principal amount of $5.95 million pursuant to a note purchase agreement dated as of January 16, 2012 was cancelled, and the outstanding principal amount was converted into 550,717 shares of our Series A Preferred Stock and warrants to purchase an aggregate of 9,960 shares of our common stock. Each right to purchase shares of Finance Corp’s Series A Preferred Stock was converted into a right to purchase shares of our Series A Preferred Stock at a price of $10.80 per share and a warrant to purchase 0.001674002 shares of our common stock at an exercise price of $0.76.

The Series A Purchase Agreement

Upon entry into the Series A Purchase Agreement, we issued an aggregate of 2,647,350 shares of Series A Preferred Stock for an aggregate consideration of $28.6 million, which included the conversion of certain convertible promissory notes. Prior to being amended and restated, as described below, the Series A Purchase Agreement also provided for the purchase and sale of 1,901,885 additional shares of Series A Preferred Stock (Milestone Shares) to the investors in the Series A Financing upon the completion of certain milestones (Milestone Closing). The achievement of the following milestones was necessary for the Milestone Closing to occur: (1) 85% of the 245 patients in the NeoCart Phase 3 clinical trial must be enrolled; (2) 125 of such patients must reach the one-year end point in the NeoCart Phase 3 clinical trial; and (3) analysis indicating that NeoCart is likely to be approved by the FDA must be obtained (collectively, Milestones). Further, we were required to provide notice of the achievement of the Milestones to the investors in the Series A Financing, and the holders of at least a majority of the issued and outstanding Series A Preferred Stock purchased in the initial closing under the Series A Purchase Agreement must agree that the Milestones were met or waive the Milestones. The Series A Purchase Agreement also provided that each individual investor under the Series A Purchase Agreement could, in its sole discretion, waive the Milestones and purchase such investor’s share of the Milestone Shares at any time without obligating other investors to purchase their share of the Milestone Shares. The obligation to effect the Milestone Closing was to terminate upon the completion of an initial public offering, but the provisions relating to the Milestone Closing and the Milestone Shares were removed in connection with the Series A-1 Financing, as described below.

Rakin Stock Purchase Agreement

On October 31, 2012, our Board of Directors appointed Kevin Rakin to our Board of Directors. In connection with his appointment, we entered into a stock purchase agreement with Mr. Rakin pursuant to which Mr. Rakin purchased 13,883 shares of Series A Preferred Stock at a purchase price of $10.80 per share and a warrant exercisable for $0.76 per share to purchase up to 242 shares of our common stock (Rakin Stock Purchase Agreement), for an aggregate purchase price of $150,000. Pursuant to the Rakin Stock Purchase Agreement, Mr. Rakin also became a party to the Investors’ Rights Agreement and the Stockholders’ Agreement described below.

The Series A-1 Financing

On December 18, 2013, we amended and restated the Series A Purchase Agreement in order to, among other matters, waive the Milestones and raise an additional $10.3 million (Series A-1 Financing) from the sale of 955,568 shares of our Series A-1 preferred stock, $0.01 par value per share (Series A-1 Preferred Stock and, together with Series A Preferred Stock, Preferred Stock) to our existing investors from the Series A Financing investors, including certain of our existing stockholders who were represented by members of our Board of Directors, including Wilmslow Estates Limited, Sofinnova Venture Partners VIII, L.P. and Split Rock Partners II, LP. The amended and restated Series A Purchase Agreement also provided for the purchase and sale of 955,565 additional shares of Series A-1 Preferred Stock (Conditional Shares) to the investors in the Series A-1 Financing upon the completion of certain conditions (Conditional Closing). The achievement of the following conditions was necessary for the Conditional Closing to occur: (1) we receive the approval of a majority of the members of our Board of Directors; (2) there not be an initial public offering of our common stock; (3) we have less than two million dollars in cash or cash equivalents; (4) five new patients be enrolled in our NeoCart Phase 3 clinical trial prior to June 2014; and (5) that no material adverse effect have occurred since December 18, 2013. The Conditional Closing was completed May 27, 2014 and the Conditional Shares were sold and issued on that date, resulting in aggregate proceeds of $10.3 million.

In connection with the Series A-1 Financing, we entered into a Royalty Agreement to pay to each of the purchasers of shares of our Preferred Stock and the common stock issuable upon the conversion thereof (Net Sales Payment Recipients) a payment equal to, in the aggregate, three percent of Net Sales (as defined below) during such calendar year (Net Sales Payment). The purchasers of Series A Preferred Stock were previously entitled to a payment equal to, in the aggregate, two percent of Net Sales during such calendar year. The Net Sales Payment is to be distributed among the Net Sales Payment Recipients pro rata based on percentages set forth in the Royalty Agreement. Pursuant to the Royalty Agreement, Net Sales means the gross amount received by us for or on account of sales of our products less: (1) amounts repaid or credited by reason of actual rejection or return of applicable products; (2) reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken; (3) amounts for outbound transportation, insurance, handling and shipping; and (4) taxes, customs duties and other governmental charges levied on or measured by sales of products, as adjusted for rebates and refunds. Excluded from Net Sales are amounts attributable to any sale of any product between or among us and any of our affiliates or subsidiaries.

Also in connection with the Series A-1 Financing, our amended and restated Series A Purchase Agreement, along with several other stockholder and escrow agreements executed therewith, to provide for the satisfaction obligations of certain of our stockholders under that certain agreement with Purpose Co., Ltd. (f/k/a Takagi Sangyo Co. Ltd. and f/k/a Takagi Industrial Co., Ltd.) (Purpose) dated June 22, 2012 (Purpose Agreement). Pursuant to these agreements, we issued 55,620 shares of our common stock to Purpose in connection with our initial public offering.

Intrexon Collaboration Agreement and Obligations

In September 2014, we entered into the ECC with Intrexon governing a “channel collaboration” arrangement. On such date, we also issued a 6% convertible promissory note to Intrexon in a principal amount of $10.0 million as partial consideration for the execution and delivery of the ECC. The convertible promissory note, the principal and accrued but unpaid interest on the note converted into 918,206 shares of our common stock upon the consummation of our initial public offering.

No underwriters were involved in the foregoing sale of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act under the Securities Act. The recipients of securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates issued in such transaction.

Bridge Financing

In November 2014, our Board of Directors approved a bridge financing pursuant to which certain of our existing stockholders, including entities affiliated with Sofinnova Venture Partners, Split Rock Partners and Wilmslow Estates Limited, our three principal stockholders, would purchase 6% convertible promissory notes in a principal amount of up to $2.5 million. Of this amount, $1.0 million of such notes were issued in November 2014 to one of our existing investors who is not a principal stockholder. The outstanding principal under this outstanding note converted into 90,909 shares of our common stock upon the consummation of our initial public offering.

Investors’ Rights Agreement

On December 18, 2013, we entered into a second amended and restated investors’ rights agreement (Investors’ Rights Agreement) with the purchasers of our outstanding Preferred Stock, including certain of our existing stockholders who were represented by members of our Board of Directors, including Wilmslow, Sofinnova Venture Partners VIII, L.P. and Split Rock Partners II, LP. Under this agreement, we granted information and inspection rights that terminated upon the closing of our initial public offering. In addition, the holders of 5,646,175 shares of our common stock as of November 14, 2014, including the shares of common stock issuable upon automatic conversion of our Preferred Stock, who are parties to the Investors’ Rights Agreement are provided rights to demand registration of shares of common stock issuable upon conversion of their preferred stock and to participate in a registration of our common stock that we may decide to do, from time to time. These registration rights survived our initial public offering and will terminate no later than the fifth anniversary of our initial public offering, which is December 3, 2019. These demand registration rights, however, may not be exercised until six months after the completion of our initial public offering. Certain of the shares subject to this agreement are held by affiliates of certain of our directors and by holders of five percent of our capital stock.

Indemnification Agreements

We have entered, or will enter, into indemnification agreements with our directors, executive officers and certain key employees. Under these agreements, we agree to indemnify our directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to us.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Policies and Procedures for Related Party Transactions

In November 2013, we adopted a related party transaction policy under which our directors, executive officers and any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee or another independent committee of our Board of Directors where it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Stock Option and Restricted Stock Awards

For information regarding stock options and stock awards granted to our named executive officers and directors, see “Corporate Governance—2014 Director Compensation” and “Compensation of Executive Officers.”

NO INCORPORATION BY REFERENCE

In Histogenics’ filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the internet so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

or

Call (781) 547-7900

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Histogenics Corporation

Waltham, Massachusetts

April 28, 2015

HISTOGENICS CORPORATION 830 WINTER STREET, 3RD FLOOR WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92448-P66042                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HISTOGENICS CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees:

01) Joshua Baltzell
02) Kevin Rakin

The Board of Directors recommends you vote FOR the following proposals 2 and 3:							For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.						☐	☐	☐
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

M92449-P66042

HISTOGENICS CORPORATION Annual Meeting of Stockholders June 24, 2015 9:00 AM This proxy is solicited by the Board of Directors

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 24, 2015. The undersigned appoints Mr. Adam Gridley and Mr. Stephen J. DiPalma, or either of them as shall be in attendance at the 2015 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Histogenics Corporation (the “Company”), to be held on June 24, 2015, at 9:00 a.m. local time, at the offices of Gunderson Dettmer et al. LLP, One Marina Park Drive, Suite 900, Boston, Massachusetts 02210, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors’ nominees for director in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof

Continued and to be signed on reverse side